UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26878 (Commission File Number)	95-4782077 (IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 817-4600

(Former name or former address, if changed since last report)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

ITEM 5 - OTHER EVENTS

As previously announced in a press release issued by Gemstar-TV Guide International, Inc. (the “Company”) on May 13, 2003, Brian D. Urban joined the Company on July 1, 2003 as Chief Financial Officer. Mr. Urban replaced Paul Haggerty, who served as the Company’s Acting Chief Financial Officer from November 2002. Prior to joining the Company, Mr. Urban spent over 10 years at Unilab Corporation serving in various senior financial roles, most recently as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Unilab, Mr. Urban was a senior audit manager with Price Waterhouse. A copy of Mr. Urban’s employment agreement with the Company is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(c)        EXHIBITS

Exhibit No.	Description

99.1	Employment Agreement, dated as of April 28, 2003, between Gemstar-TV Guide International, Inc. and Brian D. Urban

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ Stephen H. Kay
Stephen H. Kay Executive Vice President and General Counsel

EXHIBIT INDEX

99.1	Employment Agreement, dated as of April 28, 2003, between Gemstar-TV Guide International, Inc. and Brian D. Urban